EXHIBIT 1.1

Nexsan Corporation

Common Stock

Underwriting Agreement

, 2010

Thomas Weisel Partners LLC

Lazard Capital Markets LLC

Needham & Company, LLC

Morgan Keegan & Company, Inc.

As representatives of the Underwriters

named in Schedule I hereto,

c/o Thomas Weisel Partners LLC

One Montgomery Street, Suite 3700

San Francisco, CA 94104

Ladies and Gentlemen:

Nexsan Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 4,884,000 shares of common stock (“Stock”) of the Company, and, at the election of the Underwriters, up to 750,000 additional shares of Stock, and the stockholder of the Company named in Schedule II hereto (the “Selling Stockholder”) proposes, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 116,000 shares.  The aggregate of 5,000,000 shares to be sold by the Company and the Selling Stockholder is herein called the “Firm Shares” and the aggregate of 750,000 additional shares to be sold by the Company is herein called the “Optional Shares”.  The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

1.                                      (a)                                 The Company represents and warrants to each of the Underwriters, and agrees with each of the Underwriters, that:

(i)                                     A registration statement on Form S-1 (File No. 333-150446) (including all pre-effective amendments thereto, the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called  a “Preliminary Prospectus”;  the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the  “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii)                                  No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Thomas Weisel Partners LLC expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) and (n) of Form S-1;

(iii)                               The Pricing Prospectus, as of [        ] p.m. (Eastern time) on the date of this Agreement (such time and date, the “Applicable Time”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Thomas Weisel Partners LLC expressly for use therein;

(iv)                              The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Thomas Weisel Partners LLC expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) and (n) of Form S-1;

(v)                                 Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, except for such loss or interference as would not, individually or in the aggregate, have a material adverse effect on the business, prospects, operations, assets, condition (financial or otherwise), stockholders’ equity or results of operations of the Company and its consolidated subsidiaries taken as a whole (a “Material Adverse Effect”); and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, prospects, operations, assets, condition (financial or otherwise) or results of operations of the Company and its consolidated subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;

(vi)                              The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(vii)                           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own or hold its properties and conduct its business as described in the Pricing Prospectus under the caption “Description of Capital Stock”, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, to the extent the concept of good standing is recognized in such jurisdiction;

(viii)                        The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Prospectus and the Prospectus; and all of the shares of capital stock or other ownership interests of each subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as disclosed in the Pricing Prospectus or to such extent as would not, individually or in the aggregate, have a Material Adverse Effect;

(ix)                              The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Pricing Prospectus and the Prospectus;

(x)                                 The issue and sale of the Shares to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give rise to a right of termination under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such breaches or violations as would not, individually or in the aggregate, have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

(xi)                              No consent, approval, authorization, order, registration, qualification, permit, license, exemption, filing or notice (each an “Authorization”) of, from, with or to any court, tribunal, government, governmental or regulatory authority, self-regulatory organization or body (each, a “Regulatory Body”) is required for the issue and sale of the Shares by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except (A) the registration of the Shares under the Act; (B) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; and (C) such other Authorizations the absence of which would not, individually or in the aggregate, have a Material Adverse Effect; and no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization;

(xii)                           All corporate action (including those of stockholders) necessary for the Company to consummate the transactions contemplated in this Agreement have been obtained and are in effect;

(xiii)                        Neither the Company nor any of its subsidiaries is (A) in violation of its certificate of incorporation or by-laws or other similar organizational documents, as applicable, or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such defaults specified under subparagraph (B) herein that would not, individually or in the aggregate, have a Material Adverse Effect;

(xiv)                       The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Shares, under the caption “U.S. Federal Tax Consequences for Non-U.S. Holders”, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(xv)                          Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xvi)                       The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds therefrom, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xvii)                    At the time of filing the Initial Registration Statement, the Company was not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xviii)                 KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xix)                       The financial statements of the Company and its subsidiaries (including all notes and schedules thereto) included in the Registration Statement, the Pricing Prospectus and Prospectus present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, stockholders’ deficit and cash flows of the Company and its subsidiaries for the periods specified in conformity with generally accepted accounting principles, consistently applied throughout the periods involved; and the summary and selected financial data included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified and are derived from the consolidated financial statements set forth in the Registration Statement, the Pricing Prospectus and the Prospectus and other financial information;

(xx)                          The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (other than as set forth in the Pricing Prospectus);

(xxi)                       Since the date of the latest audited financial statements of the Company included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the Pricing Prospectus);

(xxii)                    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xxiii)                 No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Registration Statement, the Pricing Prospectus and the Prospectus and that is not so described.  There are no outstanding loans, advances or guarantees of indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company, except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus;

(xxiv)                To the knowledge of the Company, no person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company or its subsidiaries has, directly or indirectly, while acting on behalf of the Company or its subsidiaries (A) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (B) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (C) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or (D) made any other unlawful payment;

(xxv)                   Except as contemplated by this Agreement and as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, no person is entitled to receive from the Company a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated herein;

(xxvi)                Neither the Company nor any of its subsidiaries or controlled affiliates does business with the government of, or with any person located, in any country in a manner that violates in any material respect any of the economic sanctions programs or similar sanctions-related measures of the United States as administered by the United States Treasury Department’s Office of Foreign Assets Control; and the net proceeds from this offering will not be used to fund any operations in, finance any investments in or make any payments to any country, or to make any payments to any person, in a manner that violates any of the economic sanctions of the United States administered by the United States Treasury Department’s Office of Foreign Assets Control;

(xxvii)             Except as identified in the Pricing Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

(xxviii)          Except as disclosed in the Pricing Prospectus, the Company owns or possesses adequate rights to use all material patents, patent application, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) used in and necessary for the conduct of the Company’s business as presently conducted and has no reason to believe that the conduct of the Company’s business as presently conducted will infringe or violate, and has not received any notice of any claim of infringement or violation of, any such rights of others; and

(xxix)                Neither the Company nor any of its subsidiaries or controlled affiliates does business with the government of Cuba or with any person located in Cuba within the meaning of Section 517.075, Florida Statutes.

(b)                                 The Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters that:

(i)                                     All consents, approvals, authorizations and orders necessary for the execution and delivery by Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement

hereinafter referred to, and for the sale and delivery of the Shares to be sold by Selling Stockholder hereunder, have been obtained; and Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by Selling Stockholder hereunder;

(ii)                                  The sale of the Shares to be sold by Selling Stockholder hereunder and the compliance by Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Selling Stockholder is a party or by which Selling Stockholder is bound or to which any of the property or assets of Selling Stockholder is subject, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Selling Stockholder or the property of Selling Stockholder, except for such breaches, defaults or violations that would not have an adverse effect on the ability of Selling Stockholder to perform its obligations under this Agreement;

(iii)                               Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) Selling Stockholder will have, good and valid title to the Shares to be sold by Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv)                              Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to, has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(v)                                 To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did not, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(vi)                              In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as defined in Section 4) a properly completed and executed United States Treasury Department Form W-8BEN (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(vii)                           Certificates in negotiable form representing all of the Shares to be sold by Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by Selling Stockholder to American Stock Transfer & Trust Company, LLC, as custodian (the “Custodian”), and Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule II hereto, and each of them, as Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of

Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholder as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by Selling Stockholder hereunder and otherwise to act on behalf of Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; and

(viii)                        Subject to the over-riding requirement that transactions contemplated by this Agreement are consummated prior to December 31, 2010, the Shares represented by the certificates held in custody for Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by Selling Stockholder for such custody, and the appointment by Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of Selling Stockholder in accordance with the terms and conditions of this Agreement and of the Custody Agreement; and actions taken by the Attorneys-in-Fact pursuant to the Power of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination or other event.

2.                                      Subject to the terms and conditions herein set forth, (a) the Company and the Selling Stockholder agree to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Stockholder, at a purchase price per share of $[      ], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and the Selling Stockholder as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and the Selling Stockholder hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares that such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company, as and to the extent indicated in Schedule II hereto, hereby grants, to the Underwriters the right to purchase at their election up to an aggregate of 750,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares.  Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.                                      Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.                                      (a)                                 The Shares to be purchased by each Underwriter hereunder will be represented by one or more definitive global Shares in book-entry form that will be deposited by or on behalf of the Company with the Depository Trust Company (“DTC”) or its designated custodian.  The Company will deliver the Shares to Thomas Weisel Partners LLC, for the account of each Underwriter, against payment by or on behalf of each such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and the Selling Stockholder, as their interests may appear, to Thomas Weisel Partners LLC by causing DTC to credit the Shares to the account of Thomas Weisel Partners LLC at DTC.  The time and date of such delivery and payment shall be, with respect to the Firm Shares, [        ] a.m., Pacific Standard Time, on [              ], or such other time and date as Thomas Weisel Partners LLC and the Company may agree upon in writing, and, with respect to the Optional Shares, [        ] a.m., Pacific Standard Time, on the date specified by Thomas Weisel Partners LLC in the written notice given by Thomas Weisel Partners LLC of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Thomas Weisel Partners LLC and the Company may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)                                 The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 9(k) hereof, will be delivered at the offices of Weil, Gotshal & Manges LLP, 201 Redwood Shores Parkway, Redwood Shores, CA 94065 (the “Closing Location”), and the Shares will be delivered at the office of DTC or its designated custodian (the “Designated Office”), all at such Time of Delivery.  A meeting will be held at the Closing Location at [        ] p.m., Pacific Standard Time, on the California Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “California Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in San Francisco are generally authorized or obligated by law or executive order to close.

5.                                      Each of the Company and the Selling Stockholder acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholder on other matters) or any other obligation to the Company or the Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) each of the Company and the Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate.  Each of the Company and the Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Stockholder, in connection with such transaction or the process leading thereto.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Selling Stockholder, on the one hand, and the Underwriters, or any of them, on the other, with respect to the subject matter hereof.

Each of the Company and the Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

6.                                      The Company agrees with each of the Underwriters:

(a)                                 To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery that shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)                                 Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)                                  Prior to 10:00 a.m., Pacific Standard Time, on the California Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in California in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance, and in case any

Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)                                 To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)                                  During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the initial “Lock-Up Period”) used to sell the Shares (the “Public Offering Date”), not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including, but not limited to, any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option or stock purchase plans existing on, or upon the exercise, conversion or exchange of warrants; options or convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Thomas Weisel Partners LLC waives, in writing, such extension; the Company will provide the representatives and any co-managers and each stockholder subject to the Lock-Up Period pursuant to the lock-up letters described in Section 9(i) with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period;

(f)                                   Unless otherwise publicly available in electronic format on the website of the Company or the Commission, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(g)                                  During a period of five years from the effective date of the Registration Statement, unless otherwise publicly available in electronic format on the website of the Company or the Commission, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

(h)                                 To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”;

(i)                                     If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

(j)                                    Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

7.                                      (a)                                 The Company represents and agrees that, without the prior written consent of Thomas Weisel Partners LLC, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior written consent of the Company and Thomas Weisel Partners LLC, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and any such free writing prospectus the use of which has been consented to in writing by the Company and Thomas Weisel Partners LLC is listed on Schedule III hereto;

(b)                                 The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(c)                                  The Company agrees that, if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Thomas Weisel Partners LLC and, if requested by Thomas Weisel Partners LLC, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this agreement shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Thomas Weisel Partners LLC expressly for use therein.

8.                                      Each of the Company and the Selling Stockholder covenants and agrees with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the

Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the preparation of the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the NASDAQ; and (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the Financial Industry Regulatory Authority, Inc. (“FINRA”)  of the terms of the sale of the Shares; (b) the Company will pay or cause to be paid: (i) the cost of preparing stock certificates; (ii) the costs and expenses relating to investor presentations or any “roadshow” undertaken in connection with any marketing of the Shares, including the costs of chartering any airplanes in connection therewith, but excluding other travel expenses of the Underwriters, provided further that the cost of chartering any airplanes shall be borne pro rata by the Company and the Underwriters based on number of respective representatives traveling on such airplane; (iii) the cost and charges of any transfer agent or registrar; (iv) the costs and charges of the Custodian of the Shares to be sold by the Selling Stockholder; and (v) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section and (c) Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of Selling Stockholder’s obligations hereunder that are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for Selling Stockholder, and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by Selling Stockholder to the Underwriters hereunder.  In connection with clause (c)(ii) of the preceding sentence, Thomas Weisel Partners LLC agrees to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse Thomas Weisel Partners LLC for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated.  It is understood, however, that the Company shall pay, or reimburse Selling Stockholder for, any fees and expenses otherwise payable under subsection (a) hereof.  It is further understood, however, that the Company shall bear, and the Selling Stockholder shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 10 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

9.                                      The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholder herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholder shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                 The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing

Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)                                 Weil Gotshal & Manges LLP, counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter, in each case dated such Time of Delivery, in the form attached as Annex II(a) hereto;

(c)                                  Fenwick & West LLP, counsel for the Company, shall have furnished to you its written opinion and letter, dated such Time of Delivery, in the form attached as Annex II(b) hereto;

(d)                                 The counsel for the Selling Stockholder, as indicated in Schedule II hereto, shall have furnished to you his written opinion with respect to the Selling Stockholder, dated such Time of Delivery, in the form attached as Annex II(c) hereto;

(e)                                  On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., Pacific Standard Time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

(f)                                   (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, operations, assets, condition (financial or otherwise) or results of operations of the Company and its consolidated subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of Thomas Weisel Partners LLC so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(g)                                  On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE or on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or California State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h)                                 The Shares to be sold at such Time of Delivery shall have been duly approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on NASDAQ;

(i)                                     The Company has obtained and delivered to the Underwriters executed copies of an agreement from the stockholders listed on Schedule IV hereto, substantially to the effect set forth in Annex III hereto;

(j)                                    The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the California Business Day next succeeding the date of this Agreement;

(k)                                 The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section; and

(l)                                     The Selling Stockholder shall have furnished to you at such Time of Delivery the certificate of Selling Stockholder substantially in the form attached hereto as Annex IV.

10.                               (a)  The Company will indemnify and hold harmless each Underwriter and the Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and Selling Stockholder for any legal or other expenses reasonably incurred by such Underwriter or Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with, (i) in the case of an Underwriter, written information furnished to the Company by any Underwriter through Thomas Weisel Partners LLC expressly for use therein or (ii) in the case of the Selling Stockholder, written information furnished to the Company or Thomas Weisel Partners LLC by Selling Stockholder expressly for use therein.

(b)                                 The Selling Stockholder will, indemnify and hold harmless the Company and each Underwriter against any losses, claims, damages or liabilities to which the Company or such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with information relating to the Selling Stockholder furnished to the Company in writing by Selling Stockholder expressly for use therein; and will reimburse the Company and each Underwriter for any legal or other expenses reasonably incurred by the Company or such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)                                  Each Underwriter will indemnify and hold harmless the Company and Selling Stockholder against any losses, claims, damages or liabilities to which the Company or Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Thomas Weisel Partners LLC expressly for use therein; and will reimburse the Company and Selling Stockholder for any legal or other expenses reasonably incurred by the Company or Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d)                                 Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or commencement of an action with respect thereto; but the delay or omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)                                  If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder, on the one hand, or the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Selling Stockholder and each of the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)                                   The obligations of the Company and the Selling Stockholder under this Section 10 shall be in addition to any liability that the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

(g)                                  The liability of Selling Stockholder under the indemnity and contribution provisions of this Section 10 shall be limited to an amount equal to the initial public offering price of the Shares sold by Selling Stockholder, less the underwriting discount, as set forth on the front cover page of the Prospectus.

11.                               (a)                                 If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties (which may include any non-defaulting Underwriters) to purchase such Shares on the terms contained herein.  If, within 36 hours after such default by any Underwriter, you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholder shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholder that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholder notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholder shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)                                 If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares that remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares that such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                                  If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company or the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares that remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, or the Company or the Selling Stockholder, except for the expenses to be borne by the Company and the Selling Stockholder and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12.                               The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or the Selling Stockholder, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

13.                               If this Agreement shall be terminated pursuant to Section 11 hereof, neither the Company nor the Selling Stockholder shall then be under any liability to any Underwriter except as provided in Sections 10 and 12 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Stockholder as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholder shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 10 and 12 hereof.

14.                               In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Thomas Weisel Partners LLC on behalf of you as the representatives; and in all dealings with Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of Selling Stockholder made or given by any or all of the Attorneys-in-Fact for Selling Stockholder.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Thomas Weisel Partners LLC, One Montgomery Street, Suite 3700, San Francisco, CA 94104, Attention: General Counsel; if to Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 10(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholder by you on request; provided, further, however, that notices under Section 6(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Thomas Weisel Partners LLC, One Montgomery Street, Suite 3700, San Francisco, CA 94104, Attention: General Counsel; if to any other signatory to an agreement referred to in Section 9(i), to the address listed on the signature page thereto.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15.                               This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholder and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.                               Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C., is open for business.

17.                               This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18.                               This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Stockholder.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of agreement among underwriters, the form of which shall be submitted to the Company and the Selling Stockholder for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Any person executing and delivering this Agreement as Attorney-in-Fact for the Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney that authorizes such Attorney-in-Fact to take such action.

Very truly yours,

Nexsan Corporation

By:

Name:

Title:

Thomas F. Gosnell

By:

Name:

Accepted as of the date hereof at San Francisco, California

Thomas Weisel Partners LLC

By:

Name:

Title:

On behalf of each of the Underwriters

(Signature Page to Underwriting Agreement)

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised

Thomas Weisel Partners LLC
Lazard Capital Markets LLC
Needham & Company, LLC
Morgan Keegan & Company, Inc.

Total	5,000,000	750,000

SCHEDULE II

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
The Company	4,884,000	750,000
Thomas F. Gosnell	116,000	—

Total	5,000,000	750,000

(a)                     This Selling Stockholder is represented by [Name and Address of Counsel] and has appointed Philip Black and Eugene Spies, and each of them, as the Attorneys-in-Fact for Selling Stockholder.

SCHEDULE III

ISSUER FREE WRITING PROSPECTUSES

SCHEDULE IV

LOCK UP AGREEMENTS

ANNEX I

FORM OF COMFORT LETTER OF KPMG LLP

ANNEX II(a)

FORM OF OPINION OF WEIL GOTSHAL & MANGES LLP

ANNEX II(b)

FORM OF OPINION OF FENWICK & WEST LLP

ANNEX II(c)

FORM OF OPINION

OF COUNSEL TO THE SELLING STOCKHOLDER

ANNEX III

FORM OF LOCK-UP AGREEMENT

Nexsan Corporation

Lock-Up Agreement

                       , 2010

Thomas Weisel Partners LLC

Lazard Capital Markets LLC

Needham & Company, LLC

Morgan Keegan & Company, Inc.

c/o Thomas Weisel Partners LLC

One Montgomery Street, Suite 3700

San Francisco, CA 94104

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Nexsan Corporation, a Delaware corporation (the “Company”), and the selling stockholders of the Company, if any, to be named therein, providing for a public offering of the Common Stock of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”).

In order to induce the Underwriters to enter into the Underwriting Agreement, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge (except a pledge for the benefit of the Company pursuant to an agreement entered or to be entered into between the Company and the undersigned), grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”), except for “Permitted Transfers” (as defined below). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 180 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Thomas Weisel Partners LLC waives, in writing, such extension.

The undersigned hereby acknowledges that the Company has agreed or will agree in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.  The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.

The foregoing restrictions shall not apply to (a) sales of the Undersigned’s Shares in the Offering, (b) transactions by the undersigned relating to Shares acquired in open market transactions on or after the Public Offering Date, provided that no filing by the undersigned under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales by the undersigned of Shares acquired in such open market transactions, (c) exercise by the undersigned of any option or warrant to acquire Shares or conversion of any of the undersigned’s convertible stock into Shares, provided that any Shares obtained by such exercise or conversion shall remain subject to the terms of this Lock-Up Agreement, (d) exercise by the Company of any call option to acquire Shares from the undersigned, (e) sale to the Company of Shares or options held by the undersigned pursuant to any pledge, repurchase, severance, settlement or other agreement entered or to be entered into between the undersigned and the Company, or (f) (i) if an individual, the transfer of any or all of the Undersigned’s Shares either during his or her lifetime or upon death, by bona fide gift, will or intestacy, to his or her immediate family or to a trust or limited partnership the beneficiaries or members of which are exclusively the undersigned and/or a member or members of his or her immediate family, (ii) if a trust, the distribution of any or all of the Undersigned’s Shares to its beneficiaries, or (iii) if a corporation, partnership or a limited liability company, the distribution of any or all of the Undersigned’s Shares to its shareholders, partners or members (each of the foregoing, a “Permitted Transfer”); provided, however, that in the case of transfer under each of clauses (f) (i), (ii) and (iii) it shall be a condition to such transfer or distribution that: (A) such transfer or distribution shall result in no dispensation of value; (B) such transfer or distribution shall not be required to be, or voluntarily, reported in a public filing or report or any other forum; (C) the transferee/donee shall agree to take and hold the Shares subject to the terms of this Lock-Up Agreement; and (D) there shall be no further transfer of such Shares except in accordance with this Lock-Up Agreement.  For purposes of this Lock-Up Agreement, “immediate family” means relationships by blood, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the restrictions set forth in this Lock-Up Agreement, if the undersigned is an officer or director of the Company, the undersigned may, at any time after the Public Offering Date, enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act, relating to the sale of the Undersigned’s Shares, if then permitted by the Company; provided that (a) the Undersigned’s Shares subject to such plan may not be sold until after the end of the Lock-Up Period (including any extension

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thereof as provided in this Lock-Up Agreement) and (b) neither the undersigned nor the Company will make, or will be required to make under any applicable laws, rules or regulations, any public announcement, disclosure or filing relating to, or disclosing, such plan or its existence prior to the end of the Lock-Up Period (including any extension thereof as provided in this Lock-Up Agreement).

The undersigned now has, and, except as contemplated in the preceding paragraph, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever other than (A) rights, if any, in favor of the Company under any pledge, repurchase or other agreement entered or to be entered into between the Company and the undersigned and (B) rights of first refusal and other restrictions on transfer, if any, in favor of the Company or other stockholders of the Company under the terms of a stockholders agreement entered into among the undersigned, the Company and certain other stockholders of the Company.  The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with this Lock-Up Agreement.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.  This Lock-Up Agreement shall lapse and become null and void (i) upon written notice from the Company to Thomas Weisel Partners LLC that the Company does not intend to proceed with the public offering or wishes to terminate the engagement of Thomas Weisel Partners LLC and the other Underwriters as Underwriters of the public offering, (ii) if the Underwriting Agreement is not executed by the parties thereto prior to December 31, 2010 or (iii) the Public Offering Date shall not have occurred on or before December 31, 2010 provided that in the cases of (ii) and (iii), the Company may, by written notice to you 5 days prior to the date of such lapse, extend such date by up to 60 days.

[Signature Page Follows]

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Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

[Signature Page to Lock-Up Agreement]

4

ANNEX IV

FORM OF CERTIFICATE OF THE SELLING STOCKHOLDER

SELLING STOCKHOLDER’S CERTIFICATE

PURSUANT TO SECTION 9(l) OF THE UNDERWRITING AGREEMENT

The undersigned (the “Selling Stockholder”) hereby certifies that, pursuant to Section 9(l) of the Underwriting Agreement dated                     , 2010, among the Company, the several underwriters named in Schedule I annexed thereto and the Selling Stockholder named in Schedule II annexed thereto (the “Underwriting Agreement”) that:

(a)                                 The representations and warranties of Selling Stockholder in the Underwriting Agreement are true and correct as if made on and as of the relevant Time of Delivery; and

(b)                                 Selling Stockholder has performed all covenants and agreements on its part to be performed or satisfied at or prior to the relevant Time of Delivery.

Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed this                     , 2010.

[ ]

Name: